EXHIBIT 10.16

                                 EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT made this 16th day of June, 1997 by and between Medical Industries of America, Inc. a Florida corporation (the "Company"), and Arthur Kobrin ("Employee").

In consideration of the mutual convenants and agreements herein contained, the monies to be paid hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the parties hereto agree as follows:

1. TERM OF EMPLOYMENT. The Company hereby employs Employee and Employee hereby accepts employment with the Company for a period beginning as of the date hereof and terminating, unless sooner terminated as provided herein, on June 30, 2001.

2. DUTIES OF EMPLOYEE. Employee is hereby hired and employed by the Company to perform the duties and accept the responsibilities as herein set forth. During the term thereof, Employee shall be Chief Financial Officer of the Company and shall devote his efforts to rendering services to the Company in such capacities. In such capacity, Employee shall be responsible for all preparation of financial statements, audit, internal controls, payments of bills, etc.

3. EXCLUSIVITY. During the term the Employee shall devote all of his productive time, ability and attention to the business of the Company.

4.      COMPENSATION OF EMPLOYEE.

        (a) BASE SALARY. As compensation for services rendered under this Agreement, Employee shall be entitled to receive from the Company a base salary ("Base Salary") of seventy eight thousand dollars ($78,000) per year, payable in accordance with the normal payroll practices of the Company plus annual reviews.

        (b) INCENTIVE BONUSES. In addition to his Base Salary, the Company may pay Employee an annual incentive cash bonus ("Incentive Bonus") based upon the Company's performance, in such amount as may be deemed appropriate by the Board.

        (c) STOCK OPTIONS. The employee shall be entitled to stock options to purchase 100,000 shares of common stock, no par value, at an exercise price of $1.48 per share. The options can be granted each year based on performance evaluation. Effective with the signing of this agreement, 50,000 are granted and can be exercised at any time. The balance will be granted over the next three years equally.

5. EMPLOYEE BENEFITS. Employee shall be entitled to receive all benefits generally made available to officers of the Company including life insurance and disability insurance and normal sick time. The individual will be reimbursed for AICPA and FICPA dues and continuing education courses.

6. VACATION. Employee shall be entitled to annual vacation at full pay in accordance with the Company's vacation and leave policies in effect for its officers from time to time except that officer is entitled to up to three weeks vacation..

7. REIMBURSEMENT OF EMPLOYEE EXPENSES. Employee shall be expected to incur various business expenses customarily incurred by persons holding like positions, including, but not limited to, traveling, entertainment and similar expenses, for the benefit of the Company. Subject to the Company's policy regarding the reimbursement of such expenses, the Company shall reimburse Employee for such expenses from time to time, at Employee's request, and Employee shall account to the Company for such expenses. Employee is entitled to $400 a month car allowance plus insurance and gas.

8. TERMINATION BY THE COMPANY.

        (a) The Company shall have the right to terminate this Agreement under the following circumstances:

               (i)    Upon the death of Employee;

               (ii) Upon notice from the Company to Employee in the event of an illness or other disability which has incapacitated him from performing his duties for three (3) consecutive months as determined in good faith by the Board; or

               (iii) For "good cause" upon notice from the Company. Termination by the Company of Employee's employment for "good cause" shall be limited to the following circumstances:

                      (A) Employee is convicted of, pleads guilty to or pleads nolo contendere to a felony crime involving moral turpitude;

                      (B) Employee is found guilty of or pleads no contest to fraud, conversion, embezzlement, falsifying records or reports or a similar crime involving the Company's property;

                      (C)    Employee willfully breaches this Agreement;

                      (D) The voluntary resignation by Employee as an employee of the Company.

        (b) If this Agreement is terminated pursuant to Section 8(a) above, Employee's rights and the Company's obligations hereunder shall forthwith terminate except as expressly provided in this Agreement.

                               Exh. 10.16- Page 2

        (c) If this Agreement is terminated pursuant to Section 8(a) (i) or (ii) hereof, Employee or his estate shall be entitled to receive:

               (i) A cash payment equal to Employee's Base Salary hereunder for six months, payable one-sixth each month from the date of such termination; and

               (ii) All Incentive Bonuses granted to him by the Board pursuant to Section 4 (b) above.

The Company may purchase insurance to cover all or any part of its obligations set forth in this Section 8(c), and Employee agrees to take a physician examination to facilitate the obtaining of such insurance. However, death and disability benefits are not conditioned upon the Employee's insurability or the Company's obtaining insurance.

        (d) Whenever compensation is payable to Employee hereunder during a time when he is partially or totally disabled and such disability (except for the provisions hereof) would entitle him to disability income or to salary continuation payments from the Company according to the terms of any plan now or hereafter provided by the Company or according to any Company policy in effect at the time of such disability, the compensation payable to him hereunder shall be inclusive of any disability income or salary continuation and shall not be in addition thereto. If disability income is payable directly to Employee by an insurance company under an insurance policy paid for by the company, the amounts paid to him by said insurance company shall be considered to be part of the payments to be made by the Company to him pursuant to this Section, and shall not be in addition thereto.

9. NOTICES AND DEMANDS. Any notice or demand which, by any provision of this Agreement or any agreement, document or instrument executed pursuant hereto, except as otherwise provided therein, is required or provided to be given shall be deemed to have been sufficiently given or served for all purposes if sent by certified or registered mail, postage and charges prepaid, to the following addresses: if to the Company, Attention: Medical Industries of America, Inc., 1903 S. Congress Avenue, Suite 400, Boynton Beach, FL 33426, or at any other address designated by the Company to Employee in writing, and if to Employee, 9760 NW 47th Drive, Coral Springs, Florida 33076 or at any other address designated by Employee to the Company in writing.

10. SEVERABILITY. In case any covenant, condition, term or provision contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, in whole or in part, by judgment, order or decree of any court or other judicial tribunal of competent jurisdiction, from which judgment, order or decree no further appeal or petition for review is available, the validity of the remaining covenants, conditions, terms and provisions contained in this Agreement, and the validity of the remaining part of any term or provision held to be partially invalid, illegal or unenforceable, shall in no way be affected, prejudiced or disturbed thereby.

                               Exh. 10.16- Page 3

11. WAIVER OR MODIFICATION. No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration or litigation between the parties arising out of or affecting this Agreement, or the rights or obligations of any party hereunder, unless such waiver or modifications is in writing and duly executed as aforesaid. The provisions of this Section may not be waived except as herein set forth.

12. COMPLETE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersedes any and all previous agreements between the parties, whether written or oral, with respect to such subject matter.

13. The Company will indemnify individual in connection with normal acts per formed for the Company and will provide officers insurance, if available.

14. APPLICABLE LAW, BINDING EFFECT AND VENUE. This Agreement shall be construed and regulated under and by the laws of the State of Florida, and shall inure to the benefit of and be binding upon the parties hereto and their heirs, personal representatives, successors and assigns. Venue for any action related to or arising out of this Agreement shall lie in Palm Beach County, Florida.

IN WITNESS WHEREOF, the undersigned have executed this Employment agreement as of the date first written above with the intent to be legally bound.

                           Employee /s/ ARTHUR KOBRIN
                                      Arthur Kobrin

                           MEDICAL INDUSTRIES OF AMERICA, INC.

                                 BY:/s/ PAUL C. PERSHES
                                    Paul C. Pershes, President

                               Exh. 10.16- Page 4